                                                                    EXHIBIT 99.2



               INSTRUCTIONS AS TO THE USE OF CALAVO GROWERS, INC.
                              SUBSCRIPTION WARRANTS
  (INCLUDING GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9)
                              -------------------

          CONSULT U.S. STOCK TRANSFER CORPORATION OR YOUR BROKER AS TO
                    ANY QUESTIONS ABOUT THIS RIGHTS OFFERING.

        The following instructions (the "INSTRUCTIONS") relate to a rights offering (the "RIGHTS OFFERING") by Calavo Growers, Inc., a California corporation (the "COMPANY"), to the holders of record of its common stock (the "COMMON STOCK"), as described in the Company's Prospectus dated [_______], 2002 (the "PROSPECTUS"). Holders of record of shares of Common Stock as of the close of business on [_______], 2002 (the "RECORD DATE") are receiving non-transferable subscription rights (the "RIGHTS") to subscribe for and purchase a total of 1,000,000 shares of Common Stock. Each such shareholder is receiving one Right for every 11.836 shares of Common Stock owned as of the close of business on the Record Date.

        No fractional shares or rights, or cash in lieu thereof, will be issued or paid. If the number of shares of Common Stock held by a shareholder on the Record Date would have resulted in the issuance of fractional Rights, the number of Rights issued to such shareholder has been rounded down to the nearest whole number.

        The Rights are evidenced by non-transferable subscription warrants (the "SUBSCRIPTION WARRANTS"). Unexercised Rights will expire and become null and void at 5:00 p.m., Pacific Daylight Time, on [_______], 2002, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "EXPIRATION DATE").

        Each holder of Rights is entitled to purchase one share of Common Stock for each Right granted (the "BASIC SUBSCRIPTION PRIVILEGE"), upon payment of $5.00 per share (the "SUBSCRIPTION PRICE"). A Rights holder is not required to purchase any shares or may elect to purchase some or all of the shares that are covered by the Basic Subscription Privilege.

        In addition, subject to the proration described below, each holder of Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional shares of Common Stock (the "OVERSUBSCRIPTION PRIVILEGE"). Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all 1,000,000 shares of Common Stock offered pursuant to the Prospectus are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the shares so available (the "EXCESS SHARES") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Shares will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of shares each such holder has purchased pursuant to his or her respective Basic Subscription Privilege. However, if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than the holder subscribed for pursuant to the exercise of the holder's Oversubscription Privilege, then the holder will be allocated only such number of Excess Shares as the holder subscribed for, and the remaining Excess Shares will be allocated among all other holders exercising Oversubscription Privileges. For additional information about the terms and conditions of the Oversubscription Privilege, see "The Rights Offering - Oversubscription Privilege" in the Prospectus.

        The number of Rights to which you are entitled is printed on the face of your Subscription Warrant that accompanies these Instructions. You should indicate your wishes with regard to the exercise of your Rights by completing the reverse side of the Subscription Warrant and returning the completed Subscription Warrant to the Company's subscription agent, U.S. Stock Transfer Corporation, in the envelope provided.

        IN ORDER FOR YOU TO EXERCISE RIGHTS, U.S. STOCK TRANSFER CORPORATION MUST HAVE RECEIVED FROM YOU PRIOR TO 5:00 P.M., PACIFIC DAYLIGHT TIME, ON THE EXPIRATION DATE, (1) YOUR SUBSCRIPTION WARRANT, PROPERLY EXECUTED AND DELIVERED BY YOU, OR YOU MUST HAVE TIMELY COMPLIED WITH THE GUARANTEED DELIVERY REQUIREMENTS FOR YOUR SUBSCRIPTION WARRANT THAT ARE DESCRIBED BELOW AND IN THE PROSPECTUS, AND (2) PAYMENT OF THE FULL SUBSCRIPTION PRICE FOR EACH SHARE OF COMMON STOCK THAT YOU WISH TO PURCHASE UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVERSUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS. YOU MAY NOT REVOKE OR AMEND ANY EXERCISE OF A RIGHT.

        For a more complete description of the terms and conditions of the Rights Offering, please review the Prospectus. Additional copies of the Prospectus and of the other subscription documents that are discussed below are available upon request from U.S. Transfer Corporation by calling (818) 502-1404.

        1. METHOD OF EXERCISING RIGHTS.

        To exercise Rights, complete the reverse side of the Subscription Warrant and deliver your properly completed and executed Subscription Warrant, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to U.S. Stock Transfer Corporation prior to 5:00 p.m., Pacific Daylight Time, on the Expiration Date. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for by (a) check drawn upon a U.S. bank, or U.S. postal or express money order, payable to the order of U.S. Stock Transfer Corporation, as Subscription Agent, or (b) wire transfer of funds to the account maintained by U.S. Stock Transfer Corporation for the Rights Offering at the Pacific Western Bank, Santa Monica, California, ABA No. 122 238 200, Account No. 004-900405, for the benefit of U.S. Stock Transfer Corporation as agent for the Company. In addition, you must complete the Substitute Form W-9 that is on the reverse side of the Subscription Warrant.

        The address of U.S. Stock Transfer Corporation is 1745 Gardena Avenue, Glendale, California 91204-2991. Delivery of the Subscription Warrant to another address or by facsimile will not constitute valid delivery.

        The Subscription Price will be considered to have been received by U.S. Stock Transfer Corporation only upon (i) the clearance of a personal check, (ii) the receipt by U.S. Stock Transfer Corporation of a certified or cashier's check drawn upon a U.S. bank or a U.S. postal money order, or (iii) the receipt of funds in U.S. Stock Transfer Corporation's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, a holder of Rights who wishes to pay the Subscription Price by means of an uncertified personal check is urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and is urged to consider payment by means of a certified or cashier's check, U.S. postal money order or wire transfer of funds.

        Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery that accompanies these Instructions (the "NOTICE OF GUARANTEED DELIVERY") to be received by U.S. Stock Transfer Corporation prior to 5:00 p.m., Pacific Daylight Time, on the Expiration Date together with payment in full of the applicable Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of the Subscription Warrant, and (ii) a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to U.S. Stock Transfer Corporation. The Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Warrant, the number of Rights being exercised pursuant to the Basic Subscription Privilege, and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and must guarantee the delivery to U.S. Stock Transfer Corporation of your properly completed and executed Subscription Warrant within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Warrant must be received by U.S. Stock Transfer Corporation within three Nasdaq National Market trading days after the date of the Notice of Guaranteed Delivery.

        Brokers, banks, and other nominee holders of Rights who exercise Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to U.S. Stock Transfer Corporation and the Company that, among other things, each beneficial owner for whom they are exercising the Oversubscription Privilege exercised his or her Basic Subscription Privilege in full. A form of Nominee Holder Certification that should be used for this purpose accompanies these Instructions.

        If you do not indicate the number of Rights being exercised or do not forward full payment of the Subscription Price for the number of shares to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights which may be exercised for the Subscription Price payment delivered by you and, if any funds remain, you will be deemed to have exercised the Oversubscription Privilege to the extent of the remaining funds. For additional information about this calculation, see your Subscription Warrant.

        2. DELIVERY OF STOCK CERTIFICATES; REFUNDS.

        The following deliveries and payments will be made to the address shown on the face of your Subscription Warrant unless you provide instructions to the contrary on the Subscription Warrant.

        (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date, U.S. Stock Transfer Corporation will mail to each Rights holder who validly exercises the Basic Subscription Privilege a certificate representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

        (b) Oversubscription Privilege. As soon as practicable after the Expiration Date, U.S. Stock Transfer Corporation will mail to each Rights holder who validly exercises the Oversubscription Privilege a certificate representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Oversubscription Privilege. U.S. Stock Transfer Corporation may mail to each Rights holder one certificate representing the total number of shares of Common Stock purchased by such Rights holder pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.

        (c) Refunds. As soon as practicable after the Expiration Date, U.S. Stock Transfer Corporation will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds, without interest, received in payment of the Subscription Price for each share of Common Stock that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

        3. TRANSFERS OF RIGHTS PROHIBITED.

        All Rights received by you in the Rights Offering are non-transferable and may be exercised only by you for your own account, provided that such Rights may be transferred by operation of law in the event of the death of the record holder of the Rights or the dissolution of a record holder that is a corporation, partnership, or other entity. For questions about the exercise of Rights in such event, please contact U.S. Stock Transfer Corporation.

        4. DIVISION OF A SUBSCRIPTION WARRANT INTO SMALLER DENOMINATIONS.

        A broker, bank, or other nominee holding shares of Common Stock for more than one beneficial owner may, upon proper showing to U.S. Stock Transfer Corporation, exchange its Subscription Warrant to obtain two or more Subscription Warrants for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each beneficial owner been a holder of record.

        5. EXECUTION.

        The signature on the Subscription Warrant must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Warrant without any alteration. Persons who sign the Subscription Warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by U.S. Stock Transfer Corporation in its sole discretion, must present to U.S. Stock Transfer Corporation satisfactory evidence of their authority to so act.

        6. METHOD OF DELIVERY.

        The method of delivery of the Subscription Warrant and payment of the Subscription Price to U.S. Stock Transfer Corporation is at the sole election and risk of the Rights holder. If you send the Subscription Warrant and Subscription Price by mail, the Company recommends that you use registered mail, properly insured, with return receipt requested, and that you allow sufficient time to ensure delivery to U.S. Stock Transfer Corporation and the clearance of any checks prior to 5:00 p.m., Pacific Daylight Time, on the Expiration Date.

        7. SUBSTITUTE FORM W-9; TAXPAYER IDENTIFICATION NUMBER; POSSIBLE BACKUP WITHHOLDING.

        Each Rights holder who elects to exercise Rights should provide U.S. Stock Transfer Corporation with a correct taxpayer identification number ("TIN") on the Substitute Form W-9 that is on the reverse side of the Subscription Warrant. Failure to provide the information on Substitute Form W-9 may subject the holder to a $50 penalty for each such failure and to 30% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock.

        Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of Common Stock may be subject to backup withholding. If backup withholding applies, the Company or its transfer agent, as the case may be, will be required to withhold 30% of any such dividend payments made to a holder of Common Stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

        To prevent backup withholding on dividend payments, a Rights holder who exercises Rights is required to notify U.S. Stock Transfer Corporation of the holder's correct TIN by completing Substitute Form W-9 and certifying on Substitute Form W-9 that the TIN is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on Substitute Form W-9 that he or she is not subject to backup withholding for one of the reasons specified on Substitute Form W-9.

        Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a Form W-8 regarding the holder's foreign status. The form may be obtained from U.S. Stock Transfer Corporation. Each exempt holder, although not required to deliver a Substitute Form W-9, is advised to deliver a completed and signed Substitute Form W-9 to U.S. Stock Transfer Corporation to avoid possible erroneous backup withholding. See the following Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If the record owner of Rights is an individual, the TIN is the taxpayer's social security number. For most entities, the TIN is the employer identification number. If the shares of

Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information regarding which number to report.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER

        You must enter your taxpayer identification number ("TIN") in the appropriate box on Substitute Form W-9. If you are a resident alien and you do not have and are not eligible to obtain a social security number, your TIN is your Internal Revenue Service ("IRS") individual taxpayer identification number. Enter it in the box. If you do not have a TIN, see Obtaining a Taxpayer Identification Number below.

        Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to provide on Substitute Form W-9.

---------------------------------------------------------------------------------------------------------------
                                    GIVE THE                                               GIVE THE EMPLOYER
                                    SOCIAL SECURITY                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF --            FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
---------------------------------------------------------------------------------------------------------------
1. Individual                       The individual           6.  A valid trust, estate,    The legal entity (4)
                                                                 or pension trust

2. Two or more individuals,         The actual owner of      7.  Corporate                 The corporation
   including husband and wife       the account or, if
   (joint account)                  combined funds, the
                                    first individual on
                                    the account (1)

3. Custodian account of a minor     The minor (2)            8.  Association, club,        The organization
   (Uniform Gift to Minors Act)                                  religious, charitable,
                                                                 educational, or other
                                                                 tax-exempt organization

4. a. The usual revocable           The grantor-trustee      9.  Partnership or limited    The partnership or
     savings trust (grantor is      (1)                          liability company         limited liability
     also trustee)                                                                         company (5)



   b. So-called trust account
     that is not a legal or valid   The actual owner (1)
     trust under state law

5. Sole proprietorship              The owner (3)            10. A broker or registered    The broker or
                                                                 nominee                   nominee

                                                             11. Account with the          The public entity
                                                                 Department of
                                                                 Agriculture in the name
                                                                 of a public entity
                                                                 (such as a state or
                                                                 local government,
                                                                 school district, or
                                                                 prison) that receives
                                                                 agricultural program
                                                                 payments

------------------------------------------

(1) Circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)     Circle the minor's name, and furnish the minor's social security number.

(3) Show the name of the owner. You may also enter your business name. You may use your social security number or employer identification number.

(4) Circle the name of the legal trust, estate, or pension trust. Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.

(5) If, however, the limited liability company is owned by only one individual, enter the owner's social security number. If the sole owner of a limited liability company is a corporation, partnership, or other entity, enter the owner's employer identification number.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

        If you do not have a TIN, you should apply for one as soon as possible. To apply for a social security number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number if you are an individual who is not a U.S. citizen, national, or permanent resident. Obtain Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can obtain Forms W-7 and SS-4 from the IRS.

        If you do not have a TIN but have applied for one or intend to do so in the near future, sign and date the Certificate of Awaiting Taxpayer Identification Number that follows Substitute Form W-9. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will in most cases have sixty days to obtain a TIN and give it to the Company or U.S. Stock Transfer Corporation before you are subject to backup withholding. Other payments are subject to backup withholding, without regard to this sixty-day rule, until you provide your TIN.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

        The following payees are exempt from backup withholding on interest and dividend payments:

        o      A corporation.

        o      A financial institution.

        o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), an individual retirement account (IRA), or a custodial account under
               Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

        o      The United States or any of its agencies or instrumentalities.

        o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

        o A foreign government or any of its political subdivisions, agencies, or instrumentalities.

        o An international organization or any of its agencies or instrumentalities.

        o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

        o      A real estate investment trust.

        o A common trust fund operated by a bank under Section 584(a) of the Code.

        o An entity registered at all times during the tax year under the Investment Company Act of 1940.

        o      A foreign central bank of issue.

        o A middleman known in the investment community as a nominee or custodian.

        o A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

        IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, YOU SHOULD STILL COMPLETE AND RETURN SUBSTITUTE FORM W-9 TO U.S. STOCK TRANSFER CORPORATION TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING.

        If you are a nonresident alien or a foreign entity not subject to backup withholding, you should also give U.S. Stock Transfer Corporation a completed Form W-8 regarding your foreign status. You can obtain the form from U.S. Stock Transfer Corporation.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

        Dividends that are generally exempt from backup withholding include:

        o      Payments to nonresident aliens subject to withholding under
               Section 1441 of the Code.

        o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

        o      Payments made by certain foreign organizations.

        o      Payments made by an ESOP pursuant to Section 404(k) of the Code.

        Certain payments that are not subject to IRS information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations under such sections.

PRIVACY ACT NOTICE

        Section 6109 of the Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

        Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

        Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        THESE INSTRUCTIONS AS TO THE USE OF CALAVO GROWERS, INC. SUBSCRIPTION WARRANTS AND GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 SUMMARIZE CERTAIN LAWS AND REGULATIONS THAT APPLY TO BACKUP WITHHOLDING AND OTHER TAX-RELATED MATTERS AS OF THE DATE OF THE PROSPECTUS. THESE LAWS AND REGULATIONS ARE SUBJECT TO BEING CHANGED IN THE FUTURE, POSSIBLY WITH RETROACTIVE EFFECT. FOR ADDITIONAL INFORMATION

ABOUT BACKUP WITHHOLDING AND THE OTHER TAX-RELATED MATTERS THAT ARE DISCUSSED ABOVE, YOU SHOULD CONTACT YOUR TAX ADVISER OR THE IRS.



                                      -11-